EXHIBIT 10.1


                           EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT FOR "AT WILL" EMPLOYEE (the "Agreement") is made effective the 29th day of July, 2002, by and between Bion Environmental Technologies, Inc., a Colorado corporation (hereinafter called the "Corporation"), and Lawrence Danziger (hereinafter called the "Employee").

                           W I T N E S S E T H:

In consideration of the covenants and agreements herein contained and the moneys to be paid hereunder, the Corporation hereby employs the Employee and the Employee hereby agrees to perform services as an employee of the Corporation, on an "at will" basis, upon the following terms and conditions:

     1. Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on July 29, 2002, and remain in effect until terminated in accordance with Paragraph 7 or 8.

     2.     Compensation.

          (a) The Company shall pay Employee a base salary of $140,000 per year, for the services of the Employee, payable at regular payroll periods.

          (b) The Employee shall be eligible to receive a bonus as may be determined and awarded by the Board of Directors from time to time in its sole discretion.

          (c) The Employee shall be eligible to receive options to purchase common stock of the Company under the Company's stock option plans on such dates and in such amounts as may be determined by the Board of Directors (or appropriate committee thereof) from time to time in its sole discretion.

          (d) The Employee shall be reviewed for performance not less than once per year. Such review shall be the basis for any increases in base salary.

     3. Duties and Position. The Company hires the Employee in the capacity of Chief Financial Officer. The Employee's duties may be reasonably modified at the Company's discretion from time to time.

     4. Employee to Devote Full Time to Company. The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

     5. Confidentiality or Proprietary Information. Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. the right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.


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     6.     Benefits.

          (a) The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

          (b) The Employee shall be entitled to a yearly vacation of two weeks at full pay. Employee shall be entitled to all paid holidays and personal days the Company makes available to its employees.

          (c) Employee shall be entitled to participate in any and all medical insurance, group health, disability insurance, pension and other benefit plans which are made generally available by the Company to its senior executives.

     7.      Termination of Agreement.

          (a) Without cause, the Company, or its successor, may terminate this agreement at any time upon 90 days written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and may be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of the termination a severance allowance of four months continued medical coverage and four months salary less taxes and social security required to be withheld. Without cause, the Employee may terminate employment upon 30 days' written notice to the Company.

          (b) With cause, upon the occurrence of any of the events listed below, the Company may terminate the Employee without further obligation under this agreement:

               1) Employee's conviction of any criminal act directly related to Employee's duties hereunder including, without limitation, misappropriation of funds or property of the Company or any other felony criminal act.

               2) Employee's misfeasance or malfeasance in office, which shall mean fraud, dishonesty, willful misconduct or gross neglect of duties.

               3) Breach by Employee of any material provision of this Agreement.

     8. Death Benefit. Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

     9. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

     10. Limited Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.


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     11.    Severability.  If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

     12. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

     13. Oral Modifications Not Binding. This instrument is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


Signed this 10th day of October 2002.

BION ENVIRONMENTAL TECHNOLOGIES, INC.


/s/ David J. Mitchell
David J. Mitchell
President and Chief Executive Officer

EMPLOYEE


/s/ Lawrence Danziger
Lawrence Danziger